Exhibit 99.3

GeoPetro Resources Company

Unaudited Pro Forma Condensed Combined Financial Statements

On December 31, 2008, GeoPetro Resources Company (“GeoPetro” or the “Company”) completed the acquisition of a natural gas treatment plant and related gas gathering pipelines and facilities (collectively, the “Plant”) from Madisonville Gas Processing, LP (“MGP”).  The Plant is located in Madison County, Texas.  The new owner of the Plant is GeoPetro’s wholly-owned, indirect subsidiary, Madisonville Midstream LLC (“MM”).

The following unaudited pro forma condensed combined balance sheet presents our historical financial position combined with MGP as if the acquisition and the financing for the acquisition had occurred on September 30, 2008, and includes adjustments which give effect to events that are directly attributable to the transaction and that are factually supportable, regardless of whether they have a continuing impact or are nonrecurring.

The following unaudited pro forma condensed combined statements of income for the year ended December 31, 2007 and the nine months ended September 30, 2008, present the combined results of our operations with MGP as if the acquisition and the financing for the acquisition had occurred on January 1, 2007.

The unaudited pro forma condensed combined financial statements are not necessarily indicative of what our financial position or results of operations actually would have been had we completed the acquisition at the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the:

•	accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements;

•	separate historical audited financial statements of GeoPetro included in our Annual Report on Form 10-K for the year ended December 31, 2007;

•	separate historical unaudited financial statements of GeoPetro included on our Form 10-Q as of and for the nine months ended September 30, 2008; and

•	separate historical audited financial statements of MGP for the year ended December 31, 2007 attached hereto as part of this Form 8-K/A.

•	separate historical unaudited financial statements of MGP for the nine months ended September 30, 2008 included in the Current Report on Form 8-K/A.

We prepared the unaudited pro forma condensed combined financial information using the purchase method of accounting. Accordingly, our estimated cost to acquire the Plant for approximately $10.7 million has been allocated to the assets acquired and liabilities assumed according to their estimated fair values at the date of acquisition.

GeoPetro Resources Company

Pro Forma Condensed Combined  Balance Sheet

September 30, 2008

(unaudited)

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2008

	Geo Petro Historical Amounts	Pro Forma Adjustments	(Notes)	Pro Forma Combined
ASSETS
Current Assets:
Cash and cash equivalents	$2,965,142	$(2,480,135)	(b)	$485,007
Accounts receivable — oil and gas sales	146,063	—		146,063
Accounts receivable — other	33,140	—		33,140
Related party notes receivable	—	—		—
Prepaid expenses	246,701	—		246,701
Total current assets	3,391,046	(2,480,135)		910,911

Oil and Gas Properties, at cost (full cost method):
Unevaluated properties	10,225,762	—		10,225,762
Evaluated properties	48,397,498	—		48,397,498
Property, plant and equipment, net of depreciation	—	10,707,982	(a)	10,707,982
Less—accumulated depletion and impairments	(16,293,702)	—		(16,293,702)
Net oil and gas properties	42,329,558	10,707,982		53,037,540

Furniture, Fixtures and Equipment, at cost, net of depreciation	17,169	—		17,169
Other Assets — deposits and other noncurrent assets	7,436	—		7,436

Total Assets	$45,745,209	$8,227,847		$53,973,056

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities:
Trade payables	$807,195	$—		$807,195
Production taxes payable	255,548	—		255,548
Other taxes payable	2,324	—		2,324
Royalty owners payable	1,211,780	—		1,211,780
Net profits interest payable	203,998	—		203,998
Current portion of long term notes payable	—	600,000	(b)	600,000
Total current liabilities	2,480,845	600,000		3,080,845

Long Term Notes Payable	—	6,097,847	(b)	6,097,847
Asset Retirement Obligations	57,707	—		57,707
Total liabilities	2,538,552	6,697,847		9,236,399

Commitments and Contingencies

Shareholders’ Equity:
Common stock, no par value; 100,000,000 shares authorized 33,834,646 and 31,950,970 shares issued and outstanding at September 30, 2008 and December 31, 2007, respectively	51,867,733	1,530,000	(b)	53,397,733
Additional paid-in capital	2,384,517	—		2,384,517
Accumulated deficit	(11,045,593)	—		(11,045,593)
Total shareholders’ equity	43,206,657	1,530,000		44,736,657

Total Liabilities and Shareholders’ Equity	$45,745,209	$8,227,847		$53,973,056

See notes to unaudited pro forma condensed combined financial statements.

GeoPetro Resources Company

Pro Forma Condensed Combined  Statement of Operations

For the Nine Months Ended September 30, 2008

(unaudited)

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Nine Months Ended September 30, 2008

	Geo Petro Historical Amounts	MGP Historical Amounts	Pro Forma Adjustments	(Notes)	Pro Forma Combined

Revenues
Oil and gas sales	$6,106,898	$13,841,215	$(6,106,898)	(c)	$13,841,215

Costs and expenses:
Lease operating expense	1,287,309	—	—		1,287,309
Plant operating expense	—	13,854,159	(6,106,898)	(c)	7,747,261
General and administrative	1,921,270	1,240,150	(1,239,307)	(d)	1,922,113
Net profits interest	601,237	—	—		601,237
Impairment expense	63,766	7,149,840	(7,149,840)	(e)	63,766
Depreciation and depletion expense	1,326,099	993,148	(838,419)	(f)	1,480,828
Total costs and expenses	5,199,681	23,237,297	(15,334,464)		13,102,514

Income (loss) from operations	907,217	(9,396,082)	9,227,566		738,701

Other Income (Expense):

Interest expense	—	(2,042,822)	1,702,177	(g)	(340,645)
Interest and other income	73,609	77,467	(40,581)	(h)	110,495
Total other income (expense)	73,609	(1,965,355)	1,661,596		(230,150)

Income (Loss) Before Taxes	980,826	(11,361,437)	10,889,162		508,551

Income tax expense	(15,630)	—	—	(i)	(15,630)

Net Income (Loss)	$965,196	$(11,361,437)	$10,889,162		$492,921

Earnings (Loss) per Share:
Basic	$0.03				$0.01
Diluted	$0.03				$0.01

Weighted Average Number of Common Shares Outstanding:
Basic	32,413,979		1,500,000	(j)	33,913,979
Diluted	33,123,842		1,500,000	(j)	34,623,842

See notes to unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Income
For the Year ended December 31, 2007

	Geo Petro Historical Amounts	MGP Historical Amounts	Pro Forma Adjustments	(Notes)	Pro Forma Combined

Revenues
Oil and gas sales	$6,890,777	$19,132,635	$(6,890,777)	(c)	$19,132,635

Costs and expenses:
Lease operating expense	1,558,900	—	—		1,558,900
Plant operating expense	—	16,564,154	(6,890,777)	(c)	9,673,377
General and administrative	2,807,091	1,899,980	(1,897,895)	(d)	2,809,176
Net profits interest	679,337	—	—		679,337
Impairment expense	1,111,151	53,198,437	(53,198,437)	(e)	1,111,151
Depreciation and depletion expense	2,269,995	1,867,260	(1,660,955)	(f)	2,476,300
Total costs and expenses	8,426,474	73,529,831	(63,648,064)		18,308,241

Income (loss) from operations	(1,535,697)	(54,397,196)	56,757,287		824,394

Other Income (Expense):

Interest expense	(306,340)	(447,973)	(5,862)	(g)	(760,175)
Interest and other income	174,560	72,453	(92,524)	(h)	154,489
Total other income (expense)	(131,780)	(375,520)	(98,386)		(605,686)

Income (Loss) Before Taxes	(1,667,477)	(54,772,716)	56,658,901		218,708

Income tax benefit (expense)	50,673	—	(6,452)	(i)	44,221

Net Income (Loss)	$(1,616,804)	$(54,772,716)	$56,652,449		$262,929

Earnings (Loss) per Share:
Basic	$(0.05)				$0.01
Diluted	$(0.05)				$0.01

Weighted Average Number of Common Shares Outstanding:
Basic	29,830,447		1,500,000	(j)	31,330,447
Diluted	29,830,447		1,500,000	(j)	31,330,447

 See notes to unaudited pro forma condensed combined financial statements

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Note 1: Description of transaction and basis of presentation

On December 31, 2008, GeoPetro Resources Company (“GeoPetro” or the “Company”) completed the acquisition of a natural gas treatment plant and related gas gathering pipelines and facilities (collectively, the “Plant”) from Madisonville Gas Processing, LP (“MGP”), in exchange for assumption of secured debt, payment of certain outstanding payables of MGP and shares of GeoPetro’s common stock (“the Acquisition”).  The Plant is located in Madison County, Texas.  The new owner of the Plant is GeoPetro’s wholly owned, indirect subsidiary, Madisonville Midstream LLC (“MM”).

The asset purchase has been accounted for as a purchase under accounting principles generally accepted in the United States (GAAP). Under the purchase method of accounting, the assets and liabilities of the Plant are recorded, at their respective fair values, and consolidated with our acquired assets and liabilities assumed on completion of the acquisition of the Plant. The results of operations of the Plant will be consolidated beginning on December 31, 2008. Our financial statements issued after completion of the acquisition will reflect these values, but will not be restated retroactively to reflect the historical financial position or results of operations of MGP.

Note 2: Purchase price

GeoPetro paid consideration for the Plant as follows:

1.               Assumption of secured debt.  MM assumed approximately $7.7 million of MGP’s bank debt via a (i) $1 million cash payment applied directly towards pay-down of debt principal, and (ii) a refinancing by GeoPetro of the $6.7 million remaining balance in the form of a 3 year loan with the lender, Bank of Oklahoma, National Association (“BOK”).  The terms of the 3 year loan provide for an annual interest rate of prime plus 4% or, optionally, LIBOR plus 5.5%.  The loan agreement provides for minimum quarterly principal payments of $150,000 and supplemental principal amounts payable upon GeoPetro achieving certain cash flow thresholds.  The Company has pledged its Madisonville natural gas reserves as well as the Plant assets as collateral for the loan.  There is a loan fee of $60,000 payable annually for any yearly period during which any principal remains outstanding under the loan.  There is no prepayment penalty.  GeoPetro and its wholly owned subsidiary Redwood Energy Production, LP (“Redwood”) are guarantors of the loan.

2.               Cash Payment for certain MGP payables.  GeoPetro assumed and paid approximately $1.1 million of MGP’s outstanding payables.

3.               Issuance of common stock.  GeoPetro issued 1.5 million shares of its common stock at closing.  The issuance of common stock was not registered under the Securities Act of 1933, in reliance on Section 4(2) of the Act and Rule 506 of Regulation D thereunder.  Each of the persons receiving shares was an accredited investor, as defined in Rule 501(a).  The issuance of the common stock involved no public offering.  GeoPetro did not engage in general solicitation or advertising in connection with the issuance and sale of the common stock and did not engage an underwriter or placement agent.

Note 3: Accounting Policies and Financial Statement Classifications

As a result of our review of MGP’s accounting policies and financial statement classifications, we determined it necessary to make certain reclassifications to their unaudited condensed financial statements to conform to accounting policies and classifications that are consistent with our practices.

Note 4: Pro Forma Adjustments

Adjustments included in the column under the heading “Pro Forma Adjustments” primarily relate to the following:

a)     To record the acquisition of the Plant as if it occurred on September 30, 2008.  A summary of the purchase price is as follows, all of which was allocated to the capitalized costs of the Plant:

Assumption of note payable to Bank of Oklahoma, N.A.	$7,697,847
1,500,000 common shares of GeoPetro valued at $1.02 per share, based on the weighted average trading value of GeoPetro’s common shares during the five days before and after the terms of the sale were announced to the public	1,530,000
Assumption of MGP accounts payable	1,094,000
Direct costs incurred	386,135
Total consideration	$10,707,982

b)    To record the consideration paid for the acquisition of the Plant as if it occurred on September 30, 2008.  A summary of the consideration is as follows:

Cash:
Payment to Bank of Oklahoma, N.A.	$1,000,000
Payment of MGP accounts payable	1,094,000
Payment of direct costs incurred	386,135
Total purchase price allocated to cash	2,480,135

Issuance of note payable to Bank of Oklahoma, N.A.:

Current portion, based on required principal payments of $150,000 per quarter until maturity	600,000

Non-current portion	6,097,847

Issuance of 1,500,000 common shares of GeoPetro valued at $1.02 per share, based on the weighted average trading value of GeoPetro’s common shares during the five days before and after the terms of the sale were announced to the public	1,530,000

Total consideration	$10,707,982

There are asset retirement obligations associated with the Plant.  However, components of the Plant can be used for extended and indeterminate periods of time as long as they are properly maintained and/or upgraded.  GeoPetro’s intent is to maintain the Plant assets and continue making improvements to those assets based on technological advances.  As a result, GeoPetro’s management believes that the Plant has an indeterminate life for purposes of estimating asset retirement obligations because dates or ranges of dates upon which GeoPetro would retire the Plant cannot reasonably be estimated.

c)     To adjust gas sales revenue to the amounts recognized by MGP.  Historical revenue recorded by GeoPetro and the related cost of gas purchased recorded by MGP represent an intercompany transaction upon GeoPetro’s acquisition of the plant.

d)    To reduce MGP historical general and administrative expenses that will not recur upon the acquisition of the Plant consisting of overhead allocation charges from MGP’s parent company and fees for professional services that GeoPetro will not incur subsequent to the acquisition of the plant.

e)     To reduce MGP historical impairment charges that would not have been incurred assuming that the acquisition of the Plant occurred on January 1, 2007 because the capitalized costs of the Plant on a Pro Forma basis would not have exceed the estimate fair value of the Plant.

f)     To adjust MGP historical depreciation expense based on the capitalized cost of the Plant resulting from the purchase price allocation as discussed in a) above.  Approximately $7.6 million of the purchase price of the plant was allocated to land and assets related to a section of the Plant not expected to be placed in service until the second half of 2009.  Accordingly, those amounts are not subject to depreciation.  Costs of the Plant subject to depreciation, net of estimated salvage values are depreciated using the straight-line method over their remaining useful lives of approximately 12 years.  Our estimate of the pro forma depreciation expense attributable to the Plant amounted to $154,729 for the nine months ended September 30, 2008, and $206,251 for the year ended December 31, 2007.

g)    To adjust MGP historical interest expense to the estimated amounts we would have recognized had the note payable to Bank of Oklahoma, N.A. been outstanding since January 1, 2007, assuming no principal payments during the periods presented.  The pro forma interest expense is based on the outstanding principal amount of $6,697,847 as of December 31, 2008 and the effective interest rate at December 31, 2008 of 5.88% per annum, plus an annual commitment fee of $60,000.  Our estimate of the pro forma interest expense attributable to the note amounted to $340,645 for the nine months ended September 30, 2008, and $453,835 for the year ended December 31, 2007.

h)    To reduce GeoPetro’s historical interest income for amounts we would not have realized had we made the cash payments indicated in b) above on January 1, 2007, and to reduce MGP’s historical other income by the amounts of interest income recognized by MGP.  We would not have realized MGP’s historical interest income had the acquisition of the Plant occurred on January 1, 2007.

i)      To record our estimate of incremental Texas Margin tax that would have been incurred had the acquisition of the Plant occurred on January 1, 2007.  Our estimate of the pro forma Texas Margin Tax is based on 1% of the estimated margin as defined by law.  For the nine months ended September 30, 2008, the amount is zero because we estimate that our margin would have been negative for that period.

j)      To increase our weighted average shares outstanding for the issuance of GeoPetro common shares as discussed in a) and b) above had such issuance occurred on January 1, 2007.